Exhibit 16.0

June 14, 2006

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4.01 of Form 8-K of Global Casinos, Inc. dated June 9, 2006 related to the dismissal of our firm as the registrant's independent auditors.

Yours truly,

/s/ Stark Winter Schenkein & Co., LLP

Stark Winter Schenkein & Co., LLP

Denver, Colorado